UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2008

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

(Exact name of Registrant as specified in its charter)

            Delaware                  0-10831                 94-2744492

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP Loft, L.L.C., a Delaware limited liability company (the “Company”).  As previously disclosed, after April 30, 2008, the assets and liabilities of the Company are allocated solely to the holders of Series A Units of the Registrant for all purposes. The Company owns The Loft Apartments (“The Loft”), a 184-unit apartment complex located in Raleigh, North Carolina.

On October 28, 2008 (the “Effective Date”), the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, The Embassy Group LLC, a New York limited liability company, (the “Purchaser”) to sell The Loft to the Purchaser for a total sales price of $10,000,000. On October 28, 2008, the Purchaser also entered into a purchase and sale contract (the “Related Agreement”) with an entity (the “Related Seller”) affiliated with AIMCO Properties, L.P., an affiliate of the Registrant. The Registrant, the Related Seller and the Purchaser intend to close under the Purchase Agreement and the Related Agreement simultaneously.  If either the Purchase Agreement or the Related Agreement are terminated or cancelled, the other party has the right, but not the obligation, to terminate the Purchase Agreement or Related Agreement, respectively.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $10,000,000 subject to prorations and adjustments at the closing. The Purchaser agreed to deliver an initial deposit of $100,000 to LandAmerica Commercial Services (the “Escrow Agent”) within two business days following the Effective Date.

FEASIBILITY PERIOD.  The feasibility period ends thirty days after the effective Date.  On or before the day that the feasibility period expires, the Purchaser is required to deliver to the Escrow Agent an additional deposit of $100,000.  If the Purchaser fails to notify the Company in writing of its intent to terminate the contract prior to the end of the feasibility period, the deposits will become non-refundable.

CLOSING.  The expected closing date of the transaction is on or before December 12, 2008. The Purchaser has the right to extend the closing to January 6, 2009 by delivering written notice to the Company no later than 7 days prior to the closing.  The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser will pay premiums or fees required to be paid with respect to the title policy and one-half of the customary closing costs of the Escrow Agent. The Company will pay transfer, sales, use, gross receipts or similar taxes, recording costs in accordance with custom and practice, the base premium for the title policy and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Company and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to The Loft by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Company. The Company must maintain in full force and effect until the Closing Date all existing insurance coverage on The Loft.

ASSIGNMENT.  With the exception of a permitted assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Company.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposits to the Company, and neither party will be obligated to proceed with the purchase and sale.  The Company waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Company, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (a) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000, or (b) seeking specific performance of the Company’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.66       Purchase and Sale Contract between CCIP Loft, L.L.C., a Delaware limited liability company, and The Embassy Group, LLC, a New York limited liability company, dated October 28, 2008.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL

INSTITUTIONAL PROPERTIES, LP

By:  CONCAP EQUITIES, INC.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: November 3, 2008